Exhibit 99.1

PRA Group Announces Amendment and Extension
of North American Credit Agreement

NORFOLK, Va., August 2, 2021 — PRA Group, Inc. (Nasdaq: PRAA), a global leader in acquiring and collecting nonperforming loans, announced today that it amended and extended its North American Credit Agreement on July 30, 2021. The amendment includes the following changes, among other items:

•Certain negative covenants were amended, including (i) the limit on stock repurchases and the redemption of convertible notes was increased to the sum of (a) $150.0 million per year and (b) 50% of Consolidated Net Income for the previous fiscal year and (ii) PRA’s foreign subsidiaries were excluded from the limitations on incurring liens and entering into burdensome agreements.
•The London Interbank Offered Rate (LIBOR), Canadian Dollar Offered Rate (CDOR) Loans and Eurodollar base rate floors were decreased from 0.75% to 0.00% for revolving loans.
•For Eurodollar Rate Loans, CDOR Rate Loans and Letter of Credit Fees, the Applicable Rate was reduced from 2.50% to 2.25% or, if the Consolidated Senior Secured Leverage Ratio is less than or equal to 1.60 to 1.0, from 2.25% to 2.00%.
•The Unused Fee was reduced from 0.375% to 0.35% or, if the Consolidated Senior Secured Leverage Ratio is less than or equal to 1.60 to 1.0, from 0.375% to 0.30%.
•The LIBOR replacement provisions were updated to reflect the current market approach.

In addition, the maturity date of the agreement has been extended from May 5, 2024 to July 30, 2026.

"The current market conditions provided us the opportunity to amend and extend our North American Credit Agreement on favorable terms. This amendment provides PRA with additional flexibility, further diversifies our maturity profile and decreases overall costs on the facility. We appreciate the continued partnership from our lenders and their ongoing support of PRA,” said Pete Graham, executive vice president and chief financial officer for PRA Group, Inc.

About PRA Group, Inc.
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas, Europe and Australia. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward-Looking Statements
Statements made herein which are not historical in nature, including PRA Group, Inc.’s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that our expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group, Inc.’s filings with the Securities and Exchange Commission including but not limited to PRA Group, Inc.’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

Investor Contact: Darby Schoenfeld, CPA
Vice President, Investor Relations
(757) 431-7913
Darby.Schoenfeld@PRAGroup.com

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